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                         HONEYWELL INC. AND SUBSIDIARIES
            COMBINED WITH PROPORTIONAL SHARES OF 50% OWNED COMPANIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

  (Dollars in Millions)

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


                                                            Six Months Ended
                                                              July 4, 1999
                                                              ------------
    Income before Income Taxes..................                 $ 367.4

    Deduct:
       Equity income(loss)......................                     3.0
                                                                --------
       Subtotal.................................                   364.4

    Add (deduct):
       Dividends from less than 50% owned companies                  2.7
       Proportional share of income (loss) before
          income taxes of 50% owned companies                         .7
                                                                --------
    Adjusted income.............................                   367.8
                                                                --------
    Fixed Charges
       Interest on indebtedness.................                    58.0
       Amortization of debt expense.............                     0.9
       Interest portion of rent expense.........                    23.9
                                                                --------
    Total Fixed Charges.........................                    82.8
                                                                --------
    Total Available Income......................                  $450.6
                                                                --------
                                                                --------
    Ratio of Earnings to Fixed Charges..........                     5.4
                                                                --------
                                                                --------
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